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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
and Stockholders of Aspen Technology, Inc.:

        We consent to the incorporation by reference in Registration Statement Nos. 333-11651, 333-21593, 333-42536, 333-42358, 333-42540, 333-71872, 333-71874, and 333-80225 on Form S-8 and Registration Statement Nos. 333-89710 and 333-90066 on Form S-3 of Aspen Technology, Inc. of our report, dated September 29, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's change in its method of accounting for goodwill and intangible assets and its reclassification to reflect reimbursements from customers for out-of-pocket expenses incurred as revenue rather than as a reduction of expenses), appearing in this Annual Report on Form 10-K of Aspen Technology, Inc. for the year ended June 30, 2003.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts September 29, 2003

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  Exhibit 23.1